Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
OF FOREST OIL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2014 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Forest Oil Corporation (the “Company”) hereby certifies that, to such officer's knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ VICTOR A. WIND
Victor A. Wind
November 10, 2014	Executive Vice President and Chief Financial Officer